SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     June 26, 2002

FIELDPOINT PETROLEUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

COLORADO
(State or Other Jurisdiction of Incorporation)

0-9435 (Commission File Number)	84-0811034 (IRS Employer Identification Number)

1703 Edelweiss Drive
          Cedar Park, Texas        78613
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (512) 250-8692

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

       FieldPoint Petroleum Corporation (the "Company") consummated the sale of a 89.96% working interest representing a 73.27% net revenue interest in The Ona NW Unit located in Texas County Oklahoma. The Buyer was Arena Resources, Inc. The sales price was $710,000.00 cash consideration for the lease rights and related equipment.

       Closing of the acquisition took place on June 26, 2002, with the effective date being July 1, 2002.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

     a.     Financial Statements

FIELDPOINT PETROLEUM CORPORATION

UNAUDITED PRO FORMA FINANCIAL INFORMATION

In June 2002, FieldPoint Petroleum Corporation (the "Company") disposed of interests in certain producing properties in Oklahoma for cash consideration of $710,000. The following unaudited pro forma financial statements have been prepared to demonstrate the effect on the Company's financial position and results of operations as if the properties had been disposed of on March 31, 2002 (with respect to the pro forma balance sheet) and at the beginning of the periods (with respect to the pro forma statements of income). The pro forma financial statements should be read in conjunction with the financial statements of the Company as filed in their Forms 10-KSB and 10-QSB. The pro forma financial statements should not be construed as a reflection of the financial position or results of operations that actually would have occurred if the disposition would have occurred on the above dates.

FIELDPOINT PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 2002

ASSETS
	FieldPoint Petroleum	Pro Forma Adjustments		Pro Forma
CURRENT ASSETS:
Cash	$ 219,904	$ 710,000	(1)	$ 929,904
Accounts receivable	333,744	-		333,744
Other	63,535	-		63,535
Total current assets	617,183	710,000		1,327,183
PROPERTY AND EQUIPMENT:
Oil and gas properties	5,893,555	(737,257)	(1)	5,156,298
Furniture and equipment	35,082	-		35,082
Transportation equipment	102,274	-		102,274
Less accumulated depletion and depreciation	(1,490,296)	79,746	(1)	(1,410,550)
Net property and equipment	4,540,615	(657,511)		3,883,104
OTHER ASSETS	190,697	-		190,697
Total assets	$ 5,348,495	$ 52,489		$ 5,400,984

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$ 547,667	$ -		$ 547,667
Accounts payable and accrued expenses	42,411	-		42,411
Oil and gas revenues payable	55,300	-		55,300
Total current liabilities	645,378	-		645,378
LONG-TERM DEBT, net of current portion	1,114,604			1,114,604
DEFERRED INCOME TAXES	112,000	-		112,000
STOCKHOLDERS' EQUITY	3,476,513	52,489	(1)	3,529,002
Total liabilities and stockholders' equity	$ 5,348,495	$ 52,489		$ 5,400,984

See accompanying notes to pro forma financial statements.

FIELDPOINT PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2002
	FieldPoint Petroleum	Pro Forma Adjustments		Pro Forma
REVENUE:
Oil and gas sales	$ 499,396	$ (134,600)	(2)	$ 364,796
Well operational and pumping fees	34,789	-		34,789
Total revenue	534,185	(134,600)		399,585
COSTS AND EXPENSES:
Production expense	275,086	(122,606)	(2)	152,480
Depletion and depreciation	155,362	(43,902)	(3)	111,460
General and administrative	146,476	-		146,476
Total costs and expenses	576,924	(166,508)		410,416
OTHER INCOME (EXPENSE):
Interest income (expense), net	(24,237)	-		(24,237)
Realized derivative loss	(23,053)	-		(23,053)
Total other income (expense)	(47,290)	-		(47,290)
INCOME (LOSS) BEFORE INCOME TAXES	(90,029)	31,908		(58,121)
INCOME TAX BENEFIT	35,000	(12,125)	(4)	22,875
NET INCOME (LOSS)	$ (55,029)	$ 44,033		$ (35,246)
BASIC AND DILUTED LOSS PER SHARE	$ (.01)			$ *
BASIC AND DILUTED WEIGHTED AVERAGE SHARES	7,580,175			7,580,175

* Less than $(.01) per share

See accompanying notes to pro forma financial statements.

FIELDPOINT PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2001
	FieldPoint Petroleum	Pro Forma Adjustments		Pro Forma
REVENUE:
Oil and gas sales	$ 2,379,926	$ (76,045)	(2)	$ 2,303,881
Well operational and pumping fees	120,218	-		120,218
Total revenue	2,500,144	(76,045)		2,424,099
COSTS AND EXPENSES:
Production expense	912,803	(41,944)	(2)	870,859
Depletion and depreciation	481,078	(35,844)	(3)	445,234
General and administrative	508,098	-		508,098
Total costs and expenses	1,901,979	(77,788)		1,824,191
OTHER INCOME (EXPENSE):
Interest income (expense), net	(102,935)	-		(102,935)
Realized loss on derivatives	(42,947)	-		(42,947)
Miscellaneous	19,249	-		19,249
Total other income (expense)	(126,633)	-		(126,633)
INCOME BEFORE INCOME TAXES	471,532	1,743		473,275
INCOME TAX PROVISION	(163,139)	-	(4)	(163,139)
NET INCOME	$ 308,393	$ 1,743		$ 310,136
BASIC AND DILUTED EARNINGS PER SHARE	$ .04			$ .04
BASIC WEIGHTED AVERAGE SHARES	7,366,677			7,366,677
DILUTED WEIGHTED AVERAGE SHARES	7,959,941			7,959,941

See accompanying notes to pro forma financial statements.

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
(1)	Adjustment to reflect cash received and removal of the historical cost and accumulated depletion of the properties sold in the transaction as of March 31, 2002.
(2)	Adjustment to remove oil and gas sales and direct operating expenses of the disposed properties at the beginning of the respective periods.
(3)	Adjustment to remove depletion expense related to the disposed properties at the beginning of the respective periods.
(4)	Adjustment to reflect additional income tax expense as if the properties had been disposed at the beginning of the respective periods.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2002	FieldPoint Petroleum Corporation (Registrant) By: /s/ Ray D. Reaves President